Exhibit 10.1

NOTE

SBA Loan #	1098167107
SBA Loan Name	Digimarc Corporation
Date	04/16/2020
Loan Amount	$5,032,072.00
Interest Rate	1% Fixed
Borrower	Digimarc Corporation
Operating Company	Digimarc Corporation
Lender	Stearns Bank, N.A.

1.	PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of

$5,032,072.00

Dollars, interest on the unpaid principal balance, and all other amounts required by this Note.

2.	DEFINITIONS:

“Collateral” means any property taken as security for payment of this Note or any guarantee of this Note. “Guarantor” means each person or entity that signs a guarantee of payment of this Note.

“Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.

“SBA” means the Small Business Administration, an Agency of the United States of America.

3.	PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

The interest rate is 1% per year fixed. To the extent the loan amount is not for forgiven under the Paycheck Protection Program (Sections 1102 and 1106 of the CARES Act), Borrower must make equal monthly payments of principal and interest, beginning six (6) months from the date of initial disbursement, until the maturity date, which is two (2) years from the date of the initial disbursement of the loan. This Note may be prepaid in part or in full, at any time, without penalty.

USE OF PROCEEDS: Borrower will use the proceeds from this loan for purposes authorized by the CARES Act and applicable Paycheck Protection Program laws, regulations, and rules available at the time of Borrower’s application.

Maturity: This Note will mature two years from date of first disbursement of this loan.

Initial Deferment Period: No payments are due on this loan for 6 months from the date of first disbursement of this loan. Interest will continue to accrue during the deferment period.

Loan Forgiveness: Borrower may apply to Lender for forgiveness of the amount due on this loan in an amount equal to the sum of the following costs incurred by

Borrower during the 8-week period beginning on the date of first disbursement of this loan:

a.	Payroll costs

b.Any payment of interest on a covered mortgage obligation (which shall not include any prepayment of or payment of principal on a covered mortgage obligation)

c.	Any payment on a covered rent obligation
d.	Any covered utility payment

The amount of loan forgiveness shall be calculated (and may be reduced) in accordance with the requirements of the Paycheck Protection Program, including the provisions of Section 1106 of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (P.L. 116-136). Not more than 25% of the amount forgiven can be attributable to non-payroll costs. If Borrower has received an EIDL advance, the amount of Borrower’s EIDL Advance shall be subtracted from the loan forgiveness amount.

Requirements for Borrower’s Request for Loan Forgiveness: The Borrower’s request for loan forgiveness must include, unless the CARES Act or SBA rules,

regulations and guidance provide otherwise:

a.Documentation verifying the number of full-time equivalent employees on payroll and pay rates for the required periods, including payroll tax filings reported to the IRS and state income, payroll and unemployment insurance filings.

b.	Documentation, including cancelled checks, payment receipts, transcripts of accounts, or other documents verifying payments on covered mortgage obligations,

payments on covered lease obligations, and covered utility payments.

c.A certification from an authorized representative of the Borrower that the documentation presented is true and correct, and the amount for which forgiveness is requested was used to retain employees, make interest payments on a covered mortgage obligation, make payments on a covered rent obligation or make covered utility payments.

d.	Any other documentation SBA determines necessary.

Borrower Acknowledgements and Agreements:

a.	Borrower agrees the CARES Act and SBA rules and regulations governing the Paycheck Protection Program apply to this Note.

b.Borrower agrees to and acknowledges the compliance and documentation requirements for Borrower under the CARES Act regarding loan forgiveness, including requirements relating to the amount and availability of loan forgiveness, and the requirements to provide Lender certifications and certain required documentation of use of the PPP Loan funds to pay forgivable costs eligible for the loan forgiveness under the CARES Act and SBA rules.

c.	Borrower acknowledges and agrees that if Borrower does not comply with and fulfill Borrower’s requirements under the CARES Act, loan forgiveness may not be available or approved by the SBA in the amount requested by Borrower.

d.

Borrower acknowledges that if Borrower defaults on the loan, SBA may be required to pay Lender under the SBA guarantee, and SBA may then seek recovery on the loan (to the extent any balance remains after loan forgiveness).

e.	Borrower will keep books and records in a manner satisfactory to Lender, furnish financial statements as requested by Lender, and allow Lender and SBA to inspect and audit books, records and papers relating to Borrower’s financial or business condition.

f.Borrower will not, without Lender’s consent, change its ownership structure, make any distribution of company assets that would adversely affect its financial condition, or transfer (including pledging) or dispose of any assets, except in the ordinary course of business for the term of this Note.

Repayment Terms: The interest rate is fixed at one percent per year and will not be changed during the life of the loan.

No Collateral and No Guarantees: No collateral and no personal or corporate guarantees can be required for this loan. Loan Prepayment: Notwithstanding any provision in this Note to the contrary:

Borrower may prepay this Note at any time without penalty, and Note terms are enforceable to the extent they are not inconsistent with Sections 1102 and 1106 of the CARES Act and the SBA Interim Rule and guidance, and SBA Form 2484.

SBA as Note holder. When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

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4.	DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:

A.	Fails to do anything required by this Note and other Loan Documents;
B.	Defaults on any other loan with Lender;
C.	Does not preserve, or account to Lender’s satisfaction for, any of the Collateral or its proceeds;
D.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;
E.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;
F.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;
G.	Fails to pay any taxes when due;
H.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;
I.	Has a receiver or liquidator appointed for any part of their business or property;
J.	Makes an assignment for the benefit of creditors;
K.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;
L.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or
M.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.

5.	LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;
B.	Collect all amounts owing from any Borrower or Guarantor;
C.	File suit and obtain judgment;
D.	Take possession of any Collateral; or
E.	Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

6.	LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may:

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A.	Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;
B.

Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

C.	Release anyone obligated to pay this Note;
D.	Compromise, release, renew, extend or substitute any of the Collateral; and
E.	Take any action necessary to protect the Collateral or collect amounts owing on this Note.

7.	WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8.	SUCCESSORS AND ASSIGNS:

Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.

9.	GENERAL PROVISIONS:
A.	All individuals and entities signing this Note are jointly and severally liable.
B.	Borrower waives all suretyship defenses.
C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender’s liens on Collateral.
D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
F.	If any part of this Note is unenforceable, all other parts remain in effect.
G.

To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

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10.	STATE-SPECIFIC PROVISIONS:

ELECTRONIC IMAGING. BORROWER AGREES THAT ELECTRONICALLY REPRODUCED COPIES OF THE ORIGINAL PROMISSORY NOTE AND ALL ACCOMPANYING LOAN DOCUMENTS WILL BE TREATED AS ORIGINALS AND WILL BE ADMISSIBLE AS EVIDENCE TO THIS AGREEMENT.BORROWER AGREES NOT TO

CHALLENGE THE AUTHENTICITY OF THE ELECTRONICALLY REPRODUCED COPIES.

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11.	BORROWER’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

4/16/2020

Charles Beck

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